UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2025

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 30, 2025 (the “Effective Date”), nVent Electric plc (“nVent”) and its subsidiaries nVent Finance S.à r.l. (“nVent Finance”) and Hoffman Schroff Holdings, Inc. (“Hoffman”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of banks providing for a five-year $275.0 million senior unsecured term loan facility (the “Term Loan Facility”) and a five-year $600.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”). The Credit Agreement amends and restates in its entirety the Amended and Restated Credit Agreement, dated as of September 24, 2021, by and among nVent, nVent Finance, Hoffman, the other affiliate borrowers from time to time party thereto and the lenders and agents party thereto. nVent Finance will have the option to request to increase the Revolving Credit Facility and/or to enter into one or more additional tranches of term loans in an aggregate amount of up to $300.0 million, subject to customary conditions, including the commitment of the participating lenders.

The proceeds of the Senior Credit Facilities were used to repay in full all amounts outstanding under (a) the Loan Agreement dated April 26, 2023 among nVent, nVent Finance and the lenders and agents party thereto, and (b) the Term Loan Agreement dated June 21, 2024 among nVent, nVent Finance and the lenders and agents party thereto, in each case on the Effective Date, and will otherwise be used for general corporate purposes. On the Effective Date, after giving effect to any borrowings made on such date, $275.0 million of borrowings were outstanding under the Term Loan Facility, and $200.0 million of borrowings were outstanding under the Revolving Credit Facility.

The Senior Credit Facilities are guaranteed by nVent. The Senior Credit Facilities bear interest at a rate equal to an adjusted base rate, Term SOFR, EURIBOR, SONIA, or, solely for swingline loans denominated in euros, ESTR, plus, in each case, an applicable margin. The applicable margin is based on, at nVent Finance’s election, nVent’s net leverage ratio or public debt rating. Interest on borrowings is generally payable quarterly in arrears with respect to borrowings made at the adjusted base rate or at the end of the applicable interest period with respect to borrowings made at Term SOFR or EURIBOR, unless (a) such interest period is longer than three months in which case payment is due on each successive date three months after the first day of such period or (b) such loan bears interest at SONIA in which case payment is due on each successive date one month after the date of the corresponding borrowing. Additionally, nVent Finance will pay a quarterly facility fee based on the average daily amount of the Revolving Credit Facility (whether used or unused).

The Senior Credit Facilities will mature on June 30, 2030. nVent Finance, Hoffman and each other borrower from time to time will be permitted to voluntarily prepay loans, and nVent Finance will be permitted to voluntarily reduce the commitment under the Revolving Credit Facility, in whole or in part, in each case without penalty or premium subject to certain minimum amounts and increments and the payment of customary breakage costs. Except for amortization of the Term Loan Facility, no mandatory prepayment will be required under the Senior Credit Facilities unless certain affiliate and currency sub-limits are exceeded, subject to certain other exceptions.

The Senior Credit Facilities contain financial covenants requiring nVent to not permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense (“EBITDA”) on the last day of any period of four consecutive fiscal quarters (each, a “testing period”) to exceed 3.75 to 1.00 (or, at nVent Finance’s election and subject to certain conditions, 4.25 to 1.00 for four testing periods in connection with certain material acquisitions) and (ii) the ratio of its EBITDA to its consolidated interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Senior Credit Facilities also contain covenants that, among other things, restrict nVent’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

The Senior Credit Facilities contain customary events of default. If an event of default occurs and is continuing, then the lenders may terminate all commitments to extend further credit and declare all amounts outstanding under the Senior Credit Facilities due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Senior Credit Facilities will automatically become due and payable immediately.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Index

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated June 30, 2025, among nVent Electric plc, nVent Finance S.à r.l., Hoffman Schroff Holdings, Inc., the other affiliate borrowers from time to time party thereto and the lenders and agents party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 30, 2025.

nVent Electric plc
Registrant

By:	/s/ Randolph A. Wacker
Randolph A. Wacker
Senior Vice President, Chief Accounting Officer and Treasurer